CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use of our reports dated April 3, 1998, on the financial statements of InformationTech 100(R) Fund series of Advisors Series Trust referred to therein, in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A, File No. 333-17391 of Advisors Series Trust as filed with the Securities and Exchange Commission.

         We also consent to the reference to our Firm in the Statement of Additional Information under the caption "General Information."


                                               McGladrey & Pullen, LLP




New York, New York
August 28, 1998